Exhibit 31-1

CERTIFICATION

I, Gerald E. Johnston,certify that:

1.         I have reviewed this quarterly report on Form 10-Q of The Clorox Company;

2          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  April 26, 2005

/s/ Gerald E. Johnston

Gerald E. Johnston

Chairman and Chief Executive Officer